Exhibit 99.1

FOR IMMEDIATE RELEASE

Johnson Controls Details SG&A Cost Reductions to Further Optimize Cost Structure and Updates FY21 Guidance

•	Expects to deliver $300 million in annualized pre-tax savings by fiscal year-end 2023

•	Broad-based SG&A actions focused on simplification, standardization, and centralization

•	Additional opportunities to reduce COGS identified and will be detailed on or before fiscal Q2 call

•	FY21 adjusted EPS guidance raised to $2.50 to $2.60; No change to fiscal Q2

CORK, IRELAND — February 17, 2021 — Johnson Controls (NYSE: JCI), the global leader for smart, healthy and sustainable buildings, today details multi-year SG&A actions designed to further optimize the overall cost structure, enhance operational efficiency and deliver meaningful margin expansion. These actions will deliver annualized savings of $300 million by fiscal year-end 2023 and are incremental to ongoing improvements in underlying fundamentals.

The one-time pretax costs associated with these actions are estimated at $240 million, a majority of which is expected to be recorded in fiscal 2021. These costs will be excluded from the Company’s non-GAAP (adjusted) financial results. The cash impact associated with these costs is estimated to be $200 million and will be absorbed as part of reported free cash flow conversion.

As a result of these actions, the Company is raising its outlook for fiscal 2021 adjusted EPS, to a range of $2.50 to $2.60, compared to the prior range of $2.45 to $2.55. Adjusted Segment EBITA margin is now expected to expand by 60 to 90 basis points, versus an expansion of 40 to 60 basis points previously. Full year organic revenue growth of up low-to-mid single digits, and FCF conversion of 100% remain unchanged. Fiscal Q2 guidance is also unchanged.

“After four years of significant integration and transformation-related activities, today’s announcement builds upon the success of those actions and represents a critical step forward in further enhancing profitability at Johnson Controls,” said George Oliver, Chairman and CEO. “We have a number of attractive growth opportunities in front of us, and these actions will ensure that our cost structure is effectively optimized to deliver strong operating margin expansion as we continue to execute on our strategic growth priorities.”

As previously announced, Johnson Controls Chairman and Chief Executive Officer, George Oliver and Chief Financial Officer, Olivier Leonetti are scheduled to participate in both the Barclays Industrial Select Conference and Citi 2021 Global Industrials Conference today. Messrs. Oliver and Leonetti will comment on the cost actions and the impact to Fiscal 2021 guidance during these presentations. A slide presentation with additional details, as well as a link to the live webcast for each conference, is available on the “Events” section of the company’s website at: http://investors.johnsoncontrols.com/news-and-events/events-and-presentations.

JOHNSON CONTROLS CONTACTS:

INVESTORS:	MEDIA:

Antonella Franzen	Chaz Bickers
Direct: 609.720.4665	Direct: 224.505.9290
Email: antonella.franzen@jci.com	Email: charles.norman.bickers@jci.com

Ryan Edelman	Michael Isaac
Direct: 609.720.4545	Direct: +41.52.6330374
Email: ryan.edelman@jci.com	Email: michael.isaac@jci.com

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About Johnson Controls:

At Johnson Controls, we transform the environments where people live, work, learn and play. From optimizing building performance to improving safety and enhancing comfort, we drive the outcomes that matter most. We deliver our promise in industries such as healthcare, education, data centers, and manufacturing. With a global team of 100,000 experts in more than 150 countries and over 130 years of innovation, we are the power behind our customers’ mission. Our leading portfolio of building technology and solutions includes some of the most trusted names in the industry, such as Tyco®, YORK®, Metasys®, Ruskin®, Titus®, Frick®, PENN®, Sabroe®, Simplex®, Ansul® and Grinnell®. For more information, visit www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls’ ability to manage general economic, business, capital market and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the strength of the U.S. or other economies; changes or uncertainty in laws, regulations, rates, policies or interpretations that impact Johnson Controls’ business operations or tax status; the ability to develop or acquire new products and technologies that achieve market acceptance; changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions; maintaining the capacity, reliability and security of Johnson Controls’ enterprise and product information technology infrastructure; the risk of infringement or expiration of intellectual property rights; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as its merger with Tyco and the disposition of the Power Solutions business; the outcome of litigation and governmental proceedings; the ability to hire and retain key senior management; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; the availability of raw materials and component products; fluctuations in currency exchange rates; work stoppages, union negotiations, labor disputes and other matters associated with the labor force; the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2020 fiscal year filed with the SEC on November 16, 2020, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.

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Non-GAAP Financial Information

The Company’s press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, transaction costs, integration costs, net mark-to-market adjustments, Power Solutions divestiture reserve adjustment and discrete tax items. Financial information regarding organic sales, adjusted segment EBITA, and free cash flow are also presented, which are non-GAAP performance measures. Adjusted segment EBITA excludes special items such as integration costs because these costs are not considered to be directly related to the underlying operating performance of its business units. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure.

The Company has presented forward-looking statements regarding adjusted EPS, organic revenue growth, adjusted EBITA margin and free cash flow conversion, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts, expenses, or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period, including but not limited to the high variability of the net mark-to-market adjustments and the effect of foreign currency exchange fluctuations. Our fiscal 2021 full year and second quarter guidance for organic revenue also excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s second quarter and full year 2021 GAAP financial results.

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